                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Prospectus/Proxy
Statement and Statement of Additional Information constituting parts of this
Registration Statement on Form N-14 (File No. 811-4363) of our report dated May
9, 2001, relating to the financial statements and financial highlights appearing in the March 31, 2001 Annual Report to Shareholders of each of the funds of the
American Century Government Income Trust. We also consent to the references to our firm under the caption "Independent Auditors" in the Prospectus/Proxy
Statement.

/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP

Kansas City, MO
April 8, 2002